EXHIBIT 99.2
May 21, 2010

Eagle Rock Energy Partners to Launch Rights Offering

 Eagle Rock Energy Partners, L.P. (the “Partnership” or “Eagle Rock”) (NASDAQ: EROC) announced today that it intends to launch a rights offering, pursuant to which it will distribute freely-tradable rights (each a “Right” and collectively the “Rights”) pro rata to holders of record (“Record Date Unitholders”) of its common units as of the close of business on May 27, 2010 (the “Record Date”).  Record Date Unitholders will receive 0.35 Rights for every common unit owned on the Record Date. Each whole Right will entitle the holder of the Rights to subscribe for and purchase from the Partnership, at an exercise price of $2.50, both (i) one common unit of the Partnership and (ii) one warrant (a “Warrant”) to purchase one additional common unit of the Partnership at an exercise price of $6.00.

The Partnership intends to distribute the Rights to the Record Date Unitholders on June 1, 2010. The Rights are expected to trade on the NASDAQ Global Select Market beginning on June 2, 2010.  The Rights are expected to trade until the close of the NASDAQ Global Select Market on June 30, 2010, the expiration date for the Rights.

The Partnership has filed a registration statement on Form S-3 with the Securities and Exchange Commission that registers the common units and the Warrants underlying the Rights, and the registration statement was declared effective on March 30, 2010.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

Important Dates

Last day to buy common units and receive Rights	May 24, 2010(1)
Common units begin trading ex-Rights	May 25, 2010(1)
Record Date	May 27, 2010
Subscription period	June 1, 2010 to June 30, 2010(2)
Rights eligible for trading	June 1, 2010
Last day Rights to be traded	June 30, 2010(2)
Expiration date	June 30, 2010(2)(3)
________
(1)	Assumes three-day settlement.
(2)	Unless the offering is extended.
(3)	Common units and Warrants will be issued as soon as practicable following the expiration of the Rights.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships, in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.

Contacts:

Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Senior Financial Analyst

This news release may include “forward-looking statements”. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including any statements related to the anticipated rights offering, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2009, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.